Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

  The undersigned, the Chief Executive Officer of Ontarget360 Group Inc. (the “Company”), certifies that, to his knowledge:

1.
The report of the Company for the twelve month period ended September 30, 2011 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 13, 2012	By:	/s/ Howard Kaplan
Howard Kaplan
Chief Executive Officer